Exhibit 10.2

METEN INTERNATIONAL EDUCATION GROUP

2019 SHARE INCENTIVE PLAN

1.                                      Purposes of the Plan.  The purposes of this 2019 Share Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business.

The Plan serves as the successor to the Prior Plan, and no further awards shall be made under the Prior Plan on or after the Plan Effective Date. All awards outstanding under the Prior Plan on the Plan Effective Date shall remain outstanding under the Prior Plan and shall be governed solely by the terms of the documents evidencing such awards, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.

2.                                      Definitions.  As used herein, the following definitions shall apply:

(a)                                 “Administrator” means the Board, a Committee or any delegate of the Board or a Committee, in any case acting in its capacity as administrator of the Plan, as described in Section 5.

(b)                                 “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, any Share Exchange rules or regulations, and the applicable laws, rules or regulations of any jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(c)                                  “Award” means any of the following awards authorized for issuance or grant under the Plan: Options, share appreciation rights, Share awards, restricted share units, dividend equivalents or other Share-based awards.

(d)                                 “Award Agreement” means a written document (which may be in electronic form), the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Award granted under the Plan and includes any documents attached to or incorporated into such Award Agreement, including, but not limited to, a notice of grant, purchase agreement, or exercise notice, as applicable.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons:  (i) any material breach by Participant of any material written agreement between Participant and any of the Company, its Parent or Subsidiary, as the case may be, and Participant’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by Participant to comply with material written policies or rules of the Company, its Parent or Subsidiary, as the case may be, as they may be in effect from time to time; (iii) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or chief executive officer and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (v) Participant’s commission of or participation in an act of fraud against the Company, its Parent or Subsidiary; (vi) Participant’s intentional material damage to the Company’s business, property or reputation; (vii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company, its Parent or Subsidiary, or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company, its Parent or Subsidiary; or (viii) any breach by Participant of any non-disclosure undertakings/agreements or non-competition undertakings/agreements between Participant and the Company, its Parent or Subsidiary.  For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability.  The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment, consulting or other service relationship at any time, and the term “Company” will be interpreted to include any Parent or Subsidiary, or any successor thereto, if appropriate.

(g)                                  “Change of Control” means (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) any of the following transactions, provided, however, that the Administrator shall determine under (iii) and (iv) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)                                     an amalgamation, arrangement or consolidation or scheme of arrangement (A) in which the Company is not the surviving entity, and (B) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)                               a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director;

(iv)                              any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control; or

(v)                                 acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control.

(h)                                 “Code” means the United States Internal Revenue Code of 1986, as amended.

(i)                                     “Committee” means one or more committees or subcommittees of the Board consisting of two or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or subcommittee of the Board) appointed by the Board to administer the Plan in accordance with Section 5 below.

(j)                                    “Company” means Meten International Education Group, a company incorporated under the laws of the Cayman Islands, and any successor company to all or substantially all of the assets or voting shares of Meten International Education Group.

(k)                                 “Consultant” means any individual consultant or advisor who renders services to the Company, or any Parent or Subsidiary and is compensated for such services, and any director of the Board, or the board of directors of any Parent or Subsidiary whether compensated for such services or not.

(l)                                     “Continuous Service Status” means the following:

(i)                                     Continuous Service Status shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)                                  In the absence of any other definition of Continuous Service Status in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Continuous Service Status means the absence of any interruption or termination of service as an Employee or Consultant.  For purposes of this particular definition of Continuous Service Status, a Participant shall be deemed to cease Continuous Service Status immediately upon the occurrence of either of the following events:  (A) the Participant no longer performs services as an Employee or Consultant for the Company or any Parent or Subsidiary or (B) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity.  Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of:  (A) Company approved sick leave; (B) military leave; or (C) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Share Option and such leave exceeds 3 months then, for purposes of Incentive Share Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Share Option shall thereafter automatically become a Nonstatutory Share Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.  Except to the extent otherwise required by Applicable Law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence, a Participant shall not be deemed to be in Continuous Service Status for vesting purposes for any period the Participant is on a leave of absence.  Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents or Subsidiaries, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(m)                             “Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the composition of the board of directors of such person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

(n)                                 “Director” means a member of the Board.

(o)                                 “Disability” means (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) that the Participant qualifies to receive long-term disability payments under the Participant’s employer’s long-term disability insurance program, as it may be amended from time to time, regardless of whether the Participant is covered by such policy.  If the Participant’s employer does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A

Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.  Notwithstanding the foregoing, with respect to any Incentive Share Option, “Disability” shall mean “disability” within the meaning of Section 22(e)(3) of the Code.

(p)                                 “Employee” means any person employed by the Company, or any Parent or Subsidiary, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws.  The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent or Subsidiary.

(q)                                 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(r)                                    “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) the closing per Share sales price of the Shares (as determined based on the relevant sale price of the Company’s American Depositary Shares representing the Shares) (A) as reported by the NYSE for such date or (B) if the Shares (or other securities representing the Shares) are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Administrator.

(s)                                   “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(t)                                    “Incentive Share Option” means an Option intended to, and which does, in fact, qualify as an incentive share option within the meaning of Section 422 of the Code.

(u)                                 “Nonstatutory Share Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Share Option.

(v)                                 “Option” means a share option granted pursuant to the Plan.

(w)                               “Optioned Shares” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(x)                                 “Optionee” means an Employee or Consultant who receives an Option.

(y)                                 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(z)                                  “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(aa)                          “Plan” means this 2019 Share Incentive Plan.

(bb)                          “Plan Effective Date” has the meaning set forth in Section 7.

(cc)                            “PRC” means People’s Republic of China, excluding, for the purposes of this Plan, the Award Agreement and any Award granted pursuant to this Plan, Hong Kong, the Macau Special Administrative Region and the island of Taiwan.

(dd)                          “Prior Plan” means the Meten International Education Group 2018 Share Incentive Plan.

(ee)                            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ff)                              “Share” means the Company’s ordinary shares, as may be adjusted in accordance with Section 17 below.

(gg)                            “Share Exchange” means any share exchange or consolidated share price reporting system on which prices for the Shares are quoted at any given time.

(hh)                          “Subsidiary” means any corporation or other entity (i) of which a majority of the outstanding voting shares or voting power is owned or directed directly or indirectly by the Company, or (ii) that is Controlled by or under common Control with the Company.  Notwithstanding the foregoing, with respect to any Incentive Share Option, “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain

(ii)                                  “Ten Percent Holder” means a person who owns shares (as determined under Code Section 424(d)) representing more than 10% of the voting power of all classes of shares of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

(jj)                                “Withholding Taxes” shall mean the applicable federal, state, local and foreign income and employment withholding taxes and other payments to which the holder of an

Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

3.                                      Awards.  Awards under the Plan may consist of (i) Options, (ii) share appreciation rights, (iii) share awards, (iv) restricted share units, (iv) dividend equivalents and (v) other share-based awards.

4.                                      Shares Subject to the Plan.

(a)                                 Subject to the provisions of Section 17 below, the maximum aggregate number of Shares that may be issued under the Plan is initially 6,869,936 Shares which represents the share reserve under the Prior Plan available on the Plan Effective Date (after taking into account awards granted under the Prior Plan prior to the Plan Effective Date).  The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares (subject to Applicable Laws), including Shares repurchased by the Company on the open market.

(b)                                 In the discretion of the Administrator, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award.  If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of this Section 4 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

(c)                                  The number of Shares available for issuance under the Plan shall automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning on the first trading day in January 2020, by an amount equal to 1% of the total number of Shares outstanding as measured as of the last trading day in the immediately preceding calendar year, or such fewer number of Shares as determined by the Board, but in no event shall any such annual increase exceed 4,000,000 Shares.

(d)                                 If an Award (including an award granted under the Prior Plan) should expire, terminate, be forfeited or cancelled or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to Section 14, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  In addition, any Shares that are retained by the Company, and any Shares tendered by the Participant, in either case, upon exercise of an Award (including awards granted under the Prior Plan) in order to satisfy the exercise or purchase price for such Award, and Shares withheld by the Company or tendered by the Participant in payment of the withholding taxes relating to an Award (including awards granted under the Prior Plan), shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan (including shares issued under the Prior Plan) and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares

(including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan.  Upon the exercise of any share appreciation right under the Plan, the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares actually issued by the Company upon such exercise.

(e)                                  Notwithstanding the foregoing, subject to the provisions of Section 17 below, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Share Options shall be the number set forth in the first sentence of Section 4(a) plus, to the extent allowable under Section 422 of the Code and the United States Treasury Regulations promulgated thereunder, any Shares that again become available for issuance pursuant to the remaining provisions of this Section 4.  Such share limitation shall automatically be increased on the first trading day in January each calendar year by the number of Shares added to the Share reserve on that day pursuant to the provisions of subsection (c) above.

(f)                                   Outstanding Awards granted pursuant to the Plan shall in no way effect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(g)                                  Substitute Awards (as defined below) shall not reduce the Shares authorized for issuance under the Plan, nor shall Shares subject to a terminated, cancelled or forfeited Substitute Award be added to the Shares available for issuance under the Plan as provided above.  Additionally, in the event that a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided above), provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Consultants prior to such acquisition or combination.  For purposes of this section, “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines.

5.                                      Administration of the Plan.

(a)                                 General.  The Plan shall be administered by the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board in accordance with Applicable Laws.  The Plan may be administered by different Committees (that may be different administrative bodies) with respect to different classes of Participants, as determined by the Board and as may be required by Applicable Laws.  If permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.  The Board may, at any time, terminate the functions of any Committee or officer under the Plan and resume all powers and authority previously delegated to such Committee or officer.  Decisions of the Administrator shall be final and binding on all parties who have an interest in the Plan or any Award thereunder.

(b)                                 Committee Composition.  If a Committee has been appointed pursuant to this Section 5, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3, to the extent permitted or required by such provision.

(c)                                  Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i)                                     to determine the Fair Market Value in accordance with the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)                                  to select the Employees and Consultants to whom Awards may from time to time be granted and the time or times when those Awards are to be made;

(iii)                               to determine the number of Shares to be covered by each Award;

(iv)                              to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, the maximum term for which an Award is to remain outstanding, the cash consideration (if any) payable for the Shares under an Award, the form (cash or Shares) in which the Award is to be settled, the status of a granted Option as either an Incentive Share Option or Nonstatutory Share Option, and any restriction or limitation regarding any Award, or Optioned Shares;

(vi)                              to amend any outstanding Award or agreement related to any Optioned Shares or Award, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii)                           subject to Applicable Laws, to implement a repricing program, as set forth in Section 14, and establish the terms and conditions of such program without consent of the holders of capital shares of the Company, provided that no amendment or adjustment to an Option or SAR that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

(viii)                        to approve addenda pursuant to Section 24 below or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Optioned Shares or Award held by Participants who are foreign nationals or employed outside of the PRC with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;

(ix)                              implement any procedures, steps, additional or different requirements as may be necessary to comply with any laws of the PRC or any other country that may be applicable to the Plan, any Award or any related documents, including but not limited to foreign exchange laws, tax laws and securities laws of the PRC or any other applicable country; and

(x)                                 to construe and interpret the terms of the Plan, any Award Agreement, and any agreement related to any Optioned Shares or Awards, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d)                                 Indemnification.  To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), and of the Board, and any delegate of the Board or a Committee, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum and Articles of Association, as amended from time to time, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

6.                                      Eligibility.

(a)                                 Recipients of Grants.  Employees and Consultants are eligible to participate in the Plan.

(b)                                 No Employment or Service Rights.  Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment, consulting or other service relationship with the Company (any Parent or Subsidiary), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s or Subsidiary’s) right to terminate his or her employment, consulting or other service relationship at any time, with or without Cause.

7.                                      Term of Plan.  The Plan shall become effective upon the completion of the proposed offering of American Depositary Shares of the Company (the “Plan Effective Date”) and shall continue in effect for a term of 10 years unless sooner terminated under Section 21 below.  All Awards outstanding at the time of the termination of the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Awards.

8.                                      Options.

(a)                                 Authority.  The Administrator shall have full power and authority, exercisable in its sole discretion, to grant Options evidenced by an Award Agreement in the form approved by the Administrator, provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.

(b)                                 Type of Option.  Each Option shall be designated in the Award Agreement as either an Incentive Share Option or a Nonstatutory Share Option.  Nonstatutory Share Options may be granted to Employees and Consultants.  Incentive Share Options may be granted only to Employees.

(c)                                  Term of Option.  The term of each Option shall be the term stated in the Award Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Award Agreement and provided further that, in the case of an Incentive Share Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(d)                                 Option Exercise Price and Consideration.

(i)                                     Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Award Agreement, but shall be subject to the following:

(1)                                 In the case of an Incentive Share Option

a.                                      granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant; and

b.                                      granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant.

(2)                                 Except as provided in subsection (3) below, in the case of a Nonstatutory Share Option the per Share exercise price shall be such price as is determined by the Administrator, and may be a fixed or variable price, provided that, if the per Share exercise price is or could be less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, and provided further that the per Share exercise price of an Option granted to a U.S. taxpayer shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option; and

(3)                                 Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(ii)                                  Permissible Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Share Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of any of the following forms of consideration, to the extent permitted under, and in accordance with, Applicable Laws:

(1)                                 cash or check denominated in U.S. dollars, Chinese Renminbi or any other local currency;

(2)                                 other previously owned Shares (whether delivered in the form of actual stock certificates or through attestation of ownership) that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that such Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance;

(3)                                 Shares otherwise issuable under the Option but withheld by the Company in satisfaction of the exercise price, with such withheld Shares to be valued at Fair Market Value on the exercise date;

(4)                                 to the extent the Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (A) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on such settlement date in order to complete the sale.

(5)                                 such other consideration and method of payment permitted under Applicable Laws; or

(6)                                 any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(e)                                  Exercise of Option.

(i)                                     General.

(1)                                 Exercisability.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Award Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent or Subsidiary, and/or the Optionee.  Notwithstanding the foregoing, unless otherwise approved by the Board, any Option granted hereunder shall vest in accordance with the vesting schedule as stated in the Award Agreement.

(2)                                 Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share.  The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.  Further, the Administrator may impose on any Optionee, or all Optionees, reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.

(3)                                 Procedures for and Results of Exercise.  Unless otherwise set forth in the Award Agreement, an Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 16 below.  The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)                                  Termination of Continuous Service Status.  The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status.  During the applicable post-Continuous Service Status exercise period (as set forth in the Award Agreement), the Option may not be exercised for more than the number of vested Optioned Shares for which the Option is at the time exercisable.  No additional Optioned Shares shall vest under the Option following the Optionee’s cessation of Continuous Service Status except to the extent (if any) specifically authorized by the Administrator in its sole discretion pursuant to an express written agreement with the Optionee.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any Optioned Shares for which the Option has not been exercised.  Notwithstanding the foregoing, the Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to: (A) extend the period of time for which the Option is to remain exercisable following the Optionee’s cessation of Continuous Service Status from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or (B) permit the Option to be exercised, during the applicable post-Continuous Service Status exercise period, not only with respect to the number of vested Optioned Shares for which such Option is exercisable at the time of the Optionee’s cessation of Continuous Service Status but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Continuous Service Status.

(iii)                               Option Exercise by PRC Participants. The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to Participants that are PRC citizens or resident in PRC in order to comply with applicable PRC foreign exchange and tax regulations and any other applicable PRC laws and regulations.

(f)                                   ISO $100,000 Limitation.  Notwithstanding any designation under Section 8(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which one or more options designated as incentive share options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess portion of the options shall be treated as nonstatutory share options.  For purposes of this Section 8(f), incentive share options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive share option shall be determined as of the date of the grant of such option.

9.                                      Share Appreciation Rights.  A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the “base price” of the Award, which base price shall be determined by the Administrator and set forth in the applicable Award Agreement; provided, however, that the base price of a SAR granted to a U.S. taxpayer shall not be less than 100% of the fair market value of an Share on the date of grant of the SAR.  The maximum term of a SAR shall be 10 years.  The terms and conditions of a SAR shall be evidence by an Award Agreement in the form approved by the Administrator.

10.                               Share Awards.

(a)                                 Share Awards.  A share award is an award of Shares issued for such cash or other valid consideration as determined by the Administrator.

(b)                                 Authority.  The Administrator shall have full power and authority, exercisable in its sole discretion, to grant share awards either as vested or unvested Shares, through direct and immediate issuances.  Each share award shall be evidenced by an Award Agreement in the form approved by the Administrator, provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.

(c)                                  Consideration.  Shares may be issued under a share award for any of the following items of consideration, which the Administrator may deem appropriate in each individual instance:

(i)                                     cash or check made payable to the Company;

(ii)                                  past services rendered to the Company (or any Parent or Subsidiary); or

(iii)                               any other valid consideration, as determined in accordance with Applicable Laws.

(d)                                 Vesting Provisions.

(i)                                     Share awards may, in the discretion of the Administrator, be fully and immediately vested upon issuance as a bonus for service rendered or may vest in one or more installments over the Participant’s period of Continuous Service Status and/or upon the attainment of specified performance objectives.  The elements of the vesting schedule applicable to any share award shall be determined by the Administrator and incorporated into the Award Agreement.

(ii)                                  The Administrator shall also have the discretionary authority to structure one or more share awards so that the Shares subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more performance goals and measured over the performance period specified by the Administrator at the time of the grant of the Award.

(iii)                               Should the Participant cease to remain in Continuous Service Status while holding one or more unvested Shares issued under a share award or should the performance objectives not be attained with respect to one or more such unvested Shares, then those Shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those Shares.  To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered Shares or (ii) the Fair Market Value of those Shares at the time of cancellation.

(iv)                              The Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares which would otherwise occur upon the cessation of the Participant’s Continuous Service Status or the non-attainment of the performance objectives applicable to those shares.  Any such waiver shall result in the immediate vesting of the Participant’s interest in the Shares as to which the waiver applies.

11.                               Restricted Share Units.

(a)                                 RSUs.  A restricted share unit or “RSU” is a right to receive a Share (or an amount based on the value of the Share) upon vesting or upon the expiration of a designated time period following the vesting of the Award.

(b)                                 Authority.  The Administrator shall have the full power and authority, exercisable in its sole discretion, to grant RSUs evidenced by an Award Agreement in the form approved by the Administrator, provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.

(c)                                  Terms.  Each RSU Award shall entitle the Participant to receive the Shares underlying that Award (or an amount based on the value of the Shares) upon vesting or upon the expiration of a designated time period following the vesting of those Awards.  Payment of Shares underlying a RSU Award (or any amount based on the value of the Shares) may be deferred for a period specified by the Administrator at the time the RSU is initially granted or (to the extent permitted by the Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Applicable Laws (including Code Section 409A).  RSUs subject to performance vesting may also be structured so that the underlying Shares are convertible into Shares (or a payment based on the value of the Shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.

(d)                                 Vesting Provisions.

(i)                                     RSUs may, in the discretion of the Administrator, vest in one or more installments over the Participant’s period of Continuous Service Status or upon the attainment of specified performance objectives.

(ii)                                  The Administrator shall also have the discretionary authority to structure one or more RSU Awards so that the Shares subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more performance goals and measured over the performance period specified by the Administrator at the time of the grant of the Award.

(iii)                               Outstanding RSUs shall automatically terminate without any payment if the designated performance goals or Continuous Service Status requirements established for those Awards are not attained or satisfied.  The Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of RSUs as to which the designated performance goals or Continuous Service Status requirements have not been attained or satisfied.

(iv)                              Payment.  RSUs that vest may be settled in (i) cash, (ii) Shares valued at Fair Market Value on the payment date or (iii) a combination of cash and Shares, as determined by the Administrator in its sole discretion.

12.                               Dividend Equivalents.

(a)                                 Authority.  The Administrator shall have full power and authority, exercisable in its sole discretion, to grant dividend equivalent rights evidenced by an Award Agreement in the form approved by the Administrator, provided however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.

(b)                                 Terms.  The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan, except dividend equivalent rights shall not be granted in connection with an Option, share appreciation right or cash incentive award.  The term of each dividend equivalent right award shall be established by the Administrator at the time of grant, but no such award shall have a term in excess of 10 years.

(c)                                  Entitlement.  Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than Shares), which is made per issued and outstanding Share during the term the dividend equivalent right remains outstanding.  A special account on the books of the Company shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding Share during the term of that dividend equivalent right remains outstanding.

(d)                                 Timing of Payment.  Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or may be subject to vesting and become payable to the same extent as the Shares subject to the Award, subject to the requirements of Applicable Laws (including Code Section 409A).

(e)                                  Form of Payment.  Payment of the amounts due with respect to dividend equivalent rights may be made in (i) cash, (ii) Shares or (iii) a combination of cash and Shares, as determined by the Administrator in its sole discretion and set forth in the Award Agreement.  If payment is to be made in the form of Shares, the number of Shares into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per Share on the date of conversion, a prior date or an average of the Fair Market Value per Share over a designated period, as determined by the Administrator in its sole discretion.

13.                               Other Share-Based Awards.  The other types of awards that may be granted under this Plan include: (a) phantom shares or similar rights to purchase or acquire Shares, whether at a fixed or variable price or ratio related to the Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Shares and/or returns thereon; or (c) cash awards.

14.                               Repricing Programs.  The Administrator shall have the discretionary authority to (i) implement cancellation/regrant programs pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise or base price per Share, (ii) cancel outstanding Options or SARs under the Plan with exercise or base prices per Share in excess of the then current Fair Market Value per Share for consideration payable in cash, other Awards, or in equity securities of the Company (except in the event of a Change of Control) or (iii) reduce the exercise or base price in effect for outstanding Options or SARs under the Plan, in any case without shareholder approval.

15.                               Rights as Holder of Capital Share.  A Participant shall not have any of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the holder of record of such Shares.  However, a Participant may be granted the right to receive dividend equivalents under Section 12 with respect to one or more outstanding Awards.

16.                               Taxes.

(a)                                 As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable tax, withholding, and any other required deductions or payments that may arise in connection with such Award.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)                                 The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to use Shares in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the issuance, exercise, vesting or settlement of those Awards or the issuance of Shares thereunder.  Such right may be provided to any such individual in either or both of the following formats:

(i)                                     Share Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the issuance, exercise, vesting or settlement of such Award or the issuance of Shares thereunder, a portion of those Shares with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes based on the minimum required tax withholding rate for the Participant, or such other rate as determined by the Administrator.

(ii)                                  Share Delivery: The election to deliver to the Company, at the time of the issuance, exercise, vesting or settlement of such Award, one or more Shares previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the individual.

Shares withheld or delivered under this subsection (b) shall be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance, as determined by the Administrator.  Any payment of Withholding Taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the United States Securities and Exchange Commission.

17.                               Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)                                 Changes in Capitalization.  Subject to any action required under Applicable Laws by the holders of capital shares of the Company, should any change be made to the Shares by reason of any share split, reverse share split, share dividend, combination, consolidation, reclassification of the Shares, subdivision of the Shares, increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make equitable adjustments, in its discretion, in one or more of (i) the numbers and class of Shares or other shares or securities:  (x) available for future Awards under Section 4 above (including as Incentive Share Options) and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award.  Any such adjustment by the Administrator under this Section 17(a) shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.  If, by reason of a transaction described in this Section 17(a) or an adjustment pursuant to this Section 17(a), a Participant’s Award Agreement or agreement related to any Optioned Shares or Award covers additional or different shares or securities, then such additional or different shares, and the Award Agreement or agreement related to the Optioned Shares or Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or Optioned Shares prior to such adjustment.

(b)                                 Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)                                  Change of Control.  In the event of a Change of Control, each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner.  Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Change of Control:  (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Change of Control over (2) the exercise price or purchase price paid or to be paid for the Shares subject to the Awards; or (E) the cancellation of any outstanding Award for no consideration.  Notwithstanding anything herein, under this Plan, any Award Agreement or otherwise, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, a Change of Control shall, unless otherwise determined by the Administrator, apply to any payment or other right a Participant may be entitled to under this Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s Shares with respect to the Change of Control, but only to extent permitted by Applicable Law, including (without limitation), Section 409A of the Code.

18.                               Non-Transferability of Awards.

(a)                                 General.  Except as set forth in this Section 18, Awards (or any rights of such Awards) may not be sold, pledged, encumbered, assigned, hypothecated, or disposed of or otherwise transferred in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by a Participant will not constitute a transfer.  An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 18.

(b)                                 Limited Transferability Rights.  Notwithstanding anything else in this Section 18, the Administrator may in its sole discretion provide that any Award (other than an Incentive Share Option) may be transferred (i) by instrument to an inter vivos or testamentary trust in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor) or (ii) to a Family Member through a gift or domestic relations order.

(c)                                  Beneficiaries.  If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

19.                               Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator completes the action authorizing the grant of the Award to a Participant or such other later date as is determined by the Administrator

20.                               Recoupment.  Participants shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Board as in effect from time to time and Awards and any cash, Shares or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.

21.                               Amendment and Termination of the Plan.  The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent.  In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital shares with respect to any Plan amendment in such a manner and to such a degree as required.

22.                               Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, including without limitation all applicable securities laws and all applicable listing requirements of any Share Exchange on which the Shares are then listed for trading, with such compliance determined by the Company in consultation with its legal counsel.

23.                               Approval of Holders of Capital Shares.  If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital shares of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended.  Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

24.                               Addenda.  The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan.  The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

25.                               Foreign Currency.  A Participant may be required to provide evidence that any currency used to pay the exercise or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.  In the event the Company permits payment of the exercise or purchase price for an Award in currency other than as provided by the applicable Award Agreement, the amount payable will be determined by conversion from the currency provided by the applicable Award Agreement to the other currency based on the exchange rate selected by the Company, in its sole discretion, on the date of exercise.  Notwithstanding anything stated herein, the Company shall not be responsible for any fluctuation in applicable exchange rates, or by the selection of any exchange rate, that in either case may affect the value of the Award or any taxes or other amounts related thereto.